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                                                                   EXHIBIT 23(b)



                              ARTHUR ANDERSEN LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this amendment to the Registration Statement on Form S-8 (related to the Equifax Inc. Employees 401 (k) Retirement and Savings Plan (the "Equifax Plan") and the ChoicePoint Inc. 401(k) Profit Sharing Plan) of our report dated February 14, 1997 incorporated by reference in Equifax Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996 and our report dated June 10, 1997 included in the Equifax Plan's Annual Report on Form 11-K for the plan year ended December 31, 1996.

                                        /s/ Arthur Andersen LLP

Atlanta, Georgia
July 8, 1997

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